Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-234448) pertaining to the 2015 Stock Plan, the 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan of RAPT Therapeutics, Inc.,
(2)
Registration Statement (Form S-8 No. 333-237487) pertaining to the 2019 Equity Incentive Plan of RAPT Therapeutics, Inc.,
(3)
Registration Statements (Form S-8 Nos. 333-254127 and 333-263426) pertaining to the 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan of RAPT Therapeutics, Inc.; and
(4)
Registration Statements (Form S-3 Nos. 333-249848 and 333-265812) of RAPT Therapeutics, Inc.

of our report dated March 14, 2023, with respect to the consolidated financial statements of RAPT Therapeutics, Inc. included in this Annual Report (Form 10-K) of RAPT Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Mateo, California

March 14, 2023